POWER OF ATTORNEY

Each of China Renaissance Capital Investment II GP, China Renaissance Capital Investment II, L.P., China Harvest Fund II, L.P. and Key Gate Investments Limited authorizes James McCurley, Minkeun Oh, Jay Wasserman and any attorney-at-law of the law firm Skadden, Arps, Slate, Meagher & Flom and constitutes and appoints each of them its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to file with the U.S. Securities and Exchange Commission any statement required by Rule 16a-3 or Rule 13d in respect of any company for which such filing is required, through the EDGAR system or otherwise, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation making any application for CIK and other EDGAR access codes.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands by their officers thereunto duly authorized this 14th day of April, 2011.

China Renaissance Capital Investment II GP

By:	/s/ Hung Shih
Hung Shih
Director

China Renaissance Capital Investment II, L.P.
By its general parrtner China Renaissance Capital Investment II GP

By:	/s/ Hung Shih
Hung Shih
Director

China Harvest Fund II, L.P.
By its general partner China Renaissance Capital Investment II, L.P.
By its general partner China Renaissance Capital Investment II GP

By:	/s/ Hung Shih
Hung Shih
Director

Key Gate Investments Limited.

By:	/s/ Hung Shih
Hung Shih
Director